UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

Solid Biosciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38360	90-0943402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Rutherford Avenue, Third Floor
Charlestown, Massachusetts 02129
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 337-4680

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	SLDB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 18, 2025, Solid Biosciences Inc. (the “Company”) issued a press release announcing the pricing of a $200.0 million underwritten offering, which is expected to close on February 19, 2025.

Based upon the Company’s current operating plan, the Company estimates that the net proceeds from the offering, together with the Company’s existing cash, cash equivalents and available-for-sale securities, will enable the Company to fund its operating expenses and capital expenditure requirements into the first half of 2027. The Company expects to use the net proceeds from the offering, together with its existing cash, cash equivalents and available-for-sale securities, to fund research and development expenses, including advancing SGT-003 and its other product candidates, and the remainder for general and administrative expenses and other general corporate purposes. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could use its available capital resources sooner than it currently expects, in which case it would need to obtain additional funding, which may not be available to the Company on acceptable terms, or at all. The Company does not expect that its existing cash, cash equivalents and available-for-sale securities and net proceeds from this offering alone will be sufficient to enable the Company to fund the completion of the development of any of its product candidates.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the anticipated completion of the underwritten offering, the Company’s current operating plan and the Company’s anticipated cash runway; and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, market and other financial conditions; the satisfaction of customary closing conditions related to the underwritten offering and the Company’s intended use of proceeds; risks associated with the Company’s ability to advance SGT-003, SGT-212, SGT-501, SGT-601, SGT-401 and other preclinical programs and capsid libraries on the timelines expected or at all; obtain and maintain necessary approvals and designations from the U.S. Food and Drug Administration and other regulatory authorities; replicate in clinical trials positive results found in preclinical studies and early-stage clinical trials of the Company’s product candidates; obtain, maintain or protect intellectual property rights related to its product candidates; compete successfully with other companies that are seeking to develop Duchenne, Friedreich’s ataxia and other neuromuscular and cardiac treatments and gene therapies; manage expenses; raise the substantial additional capital needed, on the timeline necessary, to continue development of SGT-003, SGT-212, SGT-501, SGT-601, SGT-401 and other candidates; and achieve its other business objectives and continue as a going concern. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the Securities and Exchange Commission, and other filings that the Company may make with the Securities and Exchange Commission in the future. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLID BIOSCIENCES INC.

Date: February 18, 2025	By:	/s/ Alexander Cumbo
	Name:	Alexander Cumbo
	Title:	Chief Executive Officer